EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LifePoint Health, Inc. 2013 Long-Term Incentive Plan of our reports dated February 12, 2015, with respect to the consolidated financial statements of LifePoint Health, Inc. and the effectiveness of internal control over financial reporting of LifePoint Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
October 30, 2015